                                 UNITED STATES

           SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                       FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Earliest Event Reported: May 17, 2010

                  Brazos International Explorations, Inc

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             (Exact name of registrant as specified in its charter)

             Nevada                  000-53336              01-0884561

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(State or other jurisdiction    (Commission File        (IRS Employer

  of incorporation)                  Number)             Identification

  1660 N W 19th Avenue, Pompano Beach, Florida 33069

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               (Address of Principal Executive Offices) (Zip Code)

                               917.586.2118

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               Registrant's telephone number, including area code

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                         (Former name or former address,

                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant.

On May 28, 2010, the Company entered into a services agreement (the “Agreement”) with Renfro Holdings, Inc. (“Renfro”) whereby Renfro will assist the Company in acquiring oil and gas companies by locating the appropriate candidates for acquisition, including Renfro Energy LLC (the “Services”).  In consideration for providing the Services, the Company will issue to Renfro 24,000,000 shares of common stock, $0.001 par value per share.  Accordingly, the Company now has 44,400,000 shares of common stock outstanding.

The issuance of the shares of common stock was made in reliance upon exemptions from registration pursuant to section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder.  Renfro is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. A copy of this agreement was previously filed on Form 8K on June 3, 2010

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On August 10, 2010 Mr. Mathew Elsner resigned as Secretary and Treasurer and a Director of the Company.

Appointment of Director

James R. Renfro Director

On August 10, 2010 Mr. James R. Renfro was appointed to the Board of Directors of the Company in the capacity of Director

Biographical Information: James R. Renfro Director

education

THE UNIVERSITY OF CHICAGO, Chicago, Illinois

03/89

MBA-Finance Specialization, Marketing Concentration.  Dean's List.  3.8/4.0 GPA in Finance.  Member:  Finance, Investments, Oil & Energy Groups.

UNIVERSITY OF KENTUCKY, Lexington, Kentucky

06/80

BS-Chemical Engineering.  President – Chemical Engr. Honor Society.  Dean's List. Received  award as top chemical engineering student.  Elected dormitory president over 400 students.  Participated in intramural basketball and tennis.

business

RENFRO ENERGY, LLC, Dallas, TX

03/02-Present

history

President and Founder.  Holding company for oil and gas assets.  All operations conducted by affiliated company, Petroleum Capital, L.C.

OMNI OIL & GAS, INC., Dallas, TX

06/05-03/07

Chief Executive Officer.  Directed all activities of a small public oil and gas company based in Dallas with properties primarily in Texas, Oklahoma and Louisiana.

                        PETROLEUM CAPITAL, L.C., Dallas, TX

06/93-Present

President and Founder.  Oil and gas operating company with up to 150 company owned wells located in Texas, Louisiana, and Oklahoma. Company closed 12 acquisitions in last fifteen years with institutional lenders such as Associated Energy Managers, Tenneco Ventures, Chase Bank, Capwest Resources, Inc., Sterling Bank, and Sovereign Bank.

ENCAP INVESTMENTS, INC., Dallas, TX

03/92-6/93

Vice President.  Institutional fund manager with responsibility for mezzanine & subordinated debt and equity investments in energy industry.  Developed relationship contacts with institutions and performed all technical analysis relating to investments.

SHELL OIL COMPANY, Houston, TX

03/91-03/92

Corporate Planning, Economic Specialist.  Development of quantitative models to determine long range strategy and profitability of major competitors.  Completed "Evolution of the Natural Gas Industry" study with presentation to Planning Vice President and General Manager.  Developed Shell's "World Energy Outlook" with particular emphasis on Latin America.

DEAN WITTER REYNOLDS INC., New York, NY

05/89-03/91

Corporate Finance, Associate.  Analyzed various transactions including valuations, M&A, and preferred stock underwritings for middle market and small capitalization companies.  Responsible for all aspects of transactions including detailed financial analysis, due diligence, preparation of documents and proposals. Participated in client marketing efforts.

DOW CORNING CORPORATION, Elizabethtown, KY

07/86-06/87

Plant Supervisor.  Supervised 18 employees in $50 million chemical plant.  Coordinated production between manufacturing, scheduling and shipping departments.  Evaluated employee performance.

EXXON COMPANY USA, Houston, TX

06/80-05/86

Reservoir & Facilities Engineering, Senior Engineer.   Prepared economic evaluations on oil and gas wells with investment of $40 million.  Developed bid packages and worked with outside vendors on equipment and service contracts.  Designed, evaluated and supervised installation of production facilities on new oil and gas wells.  Selected among 20 engineers to coordinate company's evaluation of drilling program.

ITEM 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose,  including for the purposes  of  Section  18 of the  Exchange  Act,  or  otherwise  subject  to the liabilities of that Section.  The information in this Current Report on Form 8-K shall  not be  deemed  incorporated  by  reference  into any  filing  under  the

Securities  Act or the  Exchange  Act  regardless  of any general  incorporation language in such filing.

On May 17, 2010 Brazos International Exploration, Inc. issued a press release.

The text of this press release is attached herewith as Exhibit 99.5

Item 8 01. Other Events

The Registrant has executed a Letter of Intent to purchase Renfro Energy, LLC (“RE”), a Dallas, Texas based independent oil and gas company.  RE primary assets are its 100% interest in an oil producing property located in Southwest Louisiana with significant development and exploration potential.

In exchange for cash consideration and a net profits interest in the property, Brazos will purchase 100% of the membership interests in RE which includes the company’s two producing oil wells making 12-15 barrels per day, one saltwater disposal well, one shut-in well designated for exploration drilling, several pumping units, an oil, gas, and water separation facility, an oil and water pumping facility, an oil and gas storage facility, and five square miles of 3-D Seismic. A copy of the letter of intent is attached herewith as exhibit 99.6

On August 12, 2009 the Board of Directors of the registrant passed unanimously a resolution authorizing the increase of the authorized capital of the Registrant and approved a share dividend of the issued and outstanding common shares on a nineteen new shares for each share held, by shareholders of record as of August 17th, 2010 bringing the total common shares issued and outstanding to 888,000,000. Copies of the Board of Directors resolutions are included in this document as Exhibit 99.1 and 99.2

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

99.1 Share Dividend

99.2 Increase Authorized Capital

99.3 Shareholders Resolution

99.4 Directors Resolutions

99.5 Press release

99.6 Letter of Intent

                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

  Brazos International Exploration, Inc.

    /s/ Samuel G. Weiss

  ____________________

  Samuel G. Weiss, President

   Date: August 20, 2010